EXHIBIT 23.1



          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated
   February 14, 1996 included in Simon Property Group, Inc.'s Form 10-K for the year ended December 31, 1995, as amended on April 29, 1996, and our reports dated February 14, 1996 included in Simon Property Group, L.P.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.




                              /s/ ARTHUR ANDERSEN LLP

                              ARTHUR ANDERSEN LLP


   Indianapolis, Indiana
   August 29, 1996